Exhibit 10.1

STRAIGHT NOTE

$100,000                                                                                                                                                                                                                                    South El Monte, California                                                                                                   March 13, 2003

For value received, Lee Pharmaceuticals promises to pay Mark DiSalvo or order, at South El Monte, California the sum of ONE HUNDRED THOUSAND DOLLARS, with interest from March 13, 2003, on unpaid principal at the rate of twenty (20) per cent per annum; principal is payable monthly, commencing May 10, 2003, with monthly principal payments of $5,000. Interest shall be calculated on the basis of the unpaid principal balance daily, based on a 365-day year, actual day month and payable monthly.  Principal and interest shall be payable in lawful money of the United States.  If action were instituted on this note, I promise to pay such sum as the Court may fix as attorney’s fees.  This note is secured by the trademark on the product brand Mapo® Bath Oil and Cam® Lotion.

MARCH 13, 2003	RONALD G. LEE
Date	Lee Pharmaceuticals - Ronald G. Lee

MARCH 13, 2003	MICHAEL L. AGRESTI
Date	Lee Pharmaceuticals - Michael L. Agresti